Exhibit 10.2

RESTRICTED STOCK CANCELLATION AND RELEASE AGREEMENT

This RESTRICTED STOCK CANCELLATION AND RELEASE AGREEMENT (this “Agreement”) is entered into by and between Snap Interactive, Inc., a Delaware Corporation (the “Company”), and Clifford Lerner (the “Employee”), effective as of March 3, 2016 (the “Effective Date”).

WHEREAS, the Company sponsors the Snap Interactive, Inc. Amended and Restated 2011 Long-Term Incentive Plan (the “Incentive Plan”); and

WHEREAS, pursuant to that certain Restricted Stock Award Agreement, dated April 10, 2013 (the “Award Agreement”), the Company granted the Employee, outside of the Incentive Plan, five million (5,000,000) shares (the “Awarded Shares”) of restricted common stock of the Company, par value $0.001 per share (“Common Stock”), which Awarded Shares are unvested as of the Effective Date; and

WHEREAS, effective as of the Effective Date and in exchange for the New Awards (defined below), the Company and the Employee desire to cancel the Award Agreement as it relates to all five million (5,000,000) Awarded Shares, so that on and after the Effective Date, all of the Awarded Shares and the Award Agreement shall be cancelled and of no further effect.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

CANCELLATION OF AWARD

1.1          Cancellation of Award. In exchange for the consideration described in Section 1.2 below, the Employee hereby agrees that the Award Agreement and the Awarded Shares granted thereunder shall be cancelled, terminated, and of no further force or effect, effective as of the Effective Date, and neither the Company nor the Employee shall have any further rights or obligations with respect to the Awarded Shares, the Award Agreement, or with respect to any Common Stock of the Company that could have been acquired pursuant to the Award Agreement.

1.2          New Awards. In exchange for the Employee’s agreement to cancel the Awarded Shares, the Award Agreement, and any other rights, obligations, and liabilities of the Company thereunder, and the release of claims set forth in Section 1.3 below, the Company hereby agrees to grant the Employee, as soon as administratively practicable after the Effective Date and subject to Board approval, the following new awards under the Incentive Plan (the awards described in Sections 1.2(a) and (b) below are collectively referred to herein as, the “New Awards”):

(a)          Five million (5,000,000) shares of restricted Common Stock (the “New Awarded Shares”), with all of the New Awarded Shares vesting upon the earlier of (i) a Change in Control (as defined in the Incentive Plan) and (ii) the tenth anniversary of the New Awarded Shares’ date of grant, subject to the terms and conditions of the Incentive Plan and of the form of restricted stock award agreement, a copy of which is attached hereto as Exhibit A (the “New Award Agreement”).

(b)          An option to purchase fifty thousand (50,000) shares of Common Stock (the “New Option”), with (i) an exercise price equal to $0.20 per share, which is greater than the fair market value of the Company’s Common Stock on the date of grant and (ii) twenty-five percent (25%) of the New Option vesting on each of the first, second, third and fourth anniversary of the New Option’s date of grant, subject to the terms and conditions of the Incentive Plan and of the form of nonqualified stock option agreement, a copy of which is attached hereto as Exhibit B (the “New Option Agreement”).

1.3          Release.

(a)          Effective as of the Effective Date, the Employee, for the Employee and the Employee’s successors and assigns forever, does hereby unconditionally and irrevocably compromise, settle, remise, acquit, and fully and forever release and discharge the Company and its respective successors, assigns, parents, divisions, subsidiaries, and affiliates, and its present and former officers, directors, employees, and agents (collectively, the “Released Parties”) from any and all claims, counterclaims, set-offs, debts, demands, choses in action, obligations, remedies, suits, damages, and liabilities in connection with any rights to acquire securities of the Company pursuant to the Award Agreement and the Common Stock of the Company issuable thereunder (collectively, the “Releaser’s Claims”), whether now known or unknown, suspected or claimed, whether arising under common law, in equity, or under statute, which the Employee or the Employee’s successors or assigns ever had, now have, or in the future may claim to have against the Released Parties and which may have arisen at any time on or prior to the date hereof; provided, however, that this Section 1.3(a) shall not apply to any of the obligations or liabilities of the Released Parties arising under or in connection with this Agreement.

(b)          The Employee covenants and agrees never to commence, voluntarily aid in any way, prosecute, or cause to be commenced or prosecuted against the Released Parties any action or other proceeding based on any of the released Releaser’s Claims which may have arisen at any time on or prior to the date hereof.

1.4          Further Assurances. Each party to this Agreement agrees that it will perform all such further acts and execute and deliver all such further documents as may be reasonably required in connection with the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement.

1.5          Representations and Warranties. The Employee hereby represents and warrants to the Company that the Employee has full power and authority to enter into and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement constitutes the legal, valid, and binding obligation of the Employee, enforceable against the Employee in accordance with its terms. The Employee has read and understood this Agreement and is entering into this Agreement voluntarily. The Employee agrees that this Agreement provides good and valuable consideration for the Employee agreements herein.

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MISCELLANEOUS

2.1          Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

2.2          Parties Bound. The terms, provisions, representations, warranties, covenants, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

2.3          Execution. This Agreement may be executed in two or more counterparts (including facsimile or portable document (“.pdf”) counterparts), all of which taken together shall constitute one instrument. The exchange of copies of this Agreement and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or .pdf shall be deemed to be their original signatures for any purpose whatsoever.

2.4          Entire Agreement. This Agreement, together with the New Award Agreement and the New Option Agreement, contains the entire understanding of the parties to this Agreement with respect to the subject matter contained in this Agreement and supersedes all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, the Award Agreement.

2.5          Law Governing. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without regard to its principles of conflict of laws.

2.6          Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Employee at the address that he most recently provided to the Company.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Employee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement as of the date first written above.

SNAP INTERACTIVE, INC.

By:	/s/ Alexander Harrington
Name:	Alexander Harrington
Title:	Chief Executive Officer and Chief Financial Officer

EMPLOYEE

/s/ Clifford Lerner
Clifford Lerner

Address:

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